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[LOGO]    WRC Media, Inc.
          512 Seventh Avenue
          23rd Floor
          New York, NY 10018


CONTACT:     Richard Nota
             WRC Media Inc.
             212-768-1150
             Fax 212-768-1887
             rnota@wrcmedia.com
             www.wrcmedia.com

For Immediate Release

          WRC MEDIA INC., A LEADING SUPPLEMENTARY EDUCATION PUBLISHER,
                     REPORTS FIRST QUARTER RESULTS FOR 2002

New York, NY, May 10, 2002 - WRC Media reports first quarter results-consolidated first quarter EBITDA up 7.5%.

WRC Media's consolidated EBITDA (excluding unrestricted subsidiaries - see footnote 1) for the first quarter ended March 31, 2002 was $8.1 million, $0.6 million or 7.5% greater than the same period last year on revenue of $46.8 million, which was $2.7 million or 5.5% lower than in 2001. Martin E. Kenney, Chief Executive Officer, commented, "Our profitability measured in terms of EBITDA (excluding unrestricted subsidiaries- see footnote 1) was up 7.5% and operating income was up significantly for the three months ended March 31, 2002
- $2.4 million of income versus a loss of $9.9 million for the first quarter of last year. While WRC should benefit significantly from numerous provisions in the recently passed "No Child Left Behind Act" - most of this funding will not be available until the latter half of 2002, with some purchasing decisions spilling over to 2003. All of our sales and marketing efforts are geared to immediately seize the opportunities presented under the new guidelines of the Elementary and Secondary Education Act as well as the provisions of the "No Child Left Behind Act" especially our divisions which emphasize reading, test prep and assessment. Our strong, trusted brands - names such as Weekly Reader's publications and the World Almanac, which have been built over the last 100+ years, and have universal name recognition and strong customer loyalty, should continue to outperform the competition. We continue to make prudent investments in our core businesses - investing heavily in new textbooks and test development at AGS; launching new World Almanac and Weekly Reader library imprints; increasing research and implementing a product redesign as part of the 100th anniversary of Weekly Reader; and new comprehensive software releases at CompassLearning. While our current market outlook is for continued pressure on top-line revenue in the second quarter, our outlook for the second half indicates solid growth in both revenues and EBITDA in all of our core businesses."


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The improved EBITDA performance was driven by WRC's ongoing restructuring, which began in early 2001, with the reorganization of its original four operating units into two operating groups: The Assessment, Curriculum and Educational Technology Group (comprised of the CompassLearning and AGS operating units) and the Reference and Periodicals Group (comprised of the World Almanac Education Group and Weekly Reader operating units). This reorganization was the next logical step in furthering WRC's strategy for continued market leadership, fully integrating its substantial asset base, and fully leveraging operating infrastructure to allow for future growth. The 2002 phase of this restructuring has resulted in the further elimination of approximately $6 million in fixed annual operating costs. Kenney added, "I am confident our organizational structure is not only leaner, but also more market focused, positioning us to immediately capitalize on growth opportunities in the marketplace as the new federal funds are released in the second half of 2002."

On January 1, 2002 the Company adopted SFAS No. 142 "Goodwill and Other Intangible Assets." Upon adoption, the Company ceased the amortization of goodwill and other indefinite lived intangible assets, which consist primarily of trademarks. As required by the statement, the Company is in the process of reviewing goodwill for impairment as of January 1, 2002. The effect of the results of operations for the comparative period ended March 31, 2001 had the Company adopted this accounting change on January 1, 2001 would have resulted in reducing the Company's amortization expense and net loss by approximately $2,685. The Company is in the process of performing the transitional goodwill impairment test, which it expects to complete during the second quarter of 2002, and will record any resulting impairment charge, if necessary, as a cumulative effect of an accounting change as of January 1, 2002.


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================================================================================

Footnote 1: Given the projected near-term financial performance of ChildU(TM)and
            ThinkBox(TM), WRC Media designated ChildU(TM)and ThinkBox(TM). "Unrestricted Subsidiaries" under its Credit Agreement so as to: (i) exclude them from all the negative covenants in the Credit Agreement, including the financial covenants, and from agreed upon affirmative covenants, representations and warranties and events of default; and (ii) Permit additional investments in ChildU(TM)and ThinkBox(TM)by WRC Media and its subsidiaries in excess of the acquisition funding requirements to fund operations, if necessary. As a result of the above-mentioned designation, ChildU(TM)and ThinkBox(TM)financial performance will not be reflected in any covenant calculations. Accordingly, Consolidated EBITDA (before unrestricted subsidiaries) is defined as WRC Media consolidated EBITDA excluding the EBITDA loss contributed by its unrestricted subsidiaries - ChildU(TM)and its investment in ThinkBox(TM).

                                  * * * * * * *

WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets. WRC Media's product suite includes some of the best-known brands in education, recognized for their consistent high quality and proven effectiveness. WRC Media Inc. has two principal operating units:

The Assessment, Curriculum and Electronic Group is comprised of AGS(R) and CompassLearning, Inc.

         AGS(R) is a leader in producing highly reliable and valid behavior, ability, achievement, and speech-language assessments for all ages. The company also publishes a variety of high-interest, low-reading-level textbooks for middle and high school students, as well as curriculum-based assessment software and test preparation programs.

         CompassLearning(TM), a leader in research-based technology learning solutions, delivers innovative, state-of-the-art educational management and assessment tools and curriculum aligned to local, state, and national standards. Based in San Diego, California with offices in Weston, Florida and Phoenix, Arizona, CompassLearning's solutions provide over 7,000 hours of curriculum and instruction solutions to more than 20,000 schools and 10 million students nationwide.

The Reference and Periodicals Group is comprised of World Almanac Education Group, Weekly Reader Corporation and Lifetime Learning Systems.

         World Almanac Education Group, Inc. publishes the World Almanac(R), The World Almanac for Kids(R), Facts On File(R)news periodicals and Internet services, Gareth Stevens books, and the Funk & Wagnalls(R) encyclopedia. The company distributes high quality books to schools and libraries.

         Weekly Reader Corporation publishes Weekly Reader(R) periodicals serving over 7 million school children. It also publishes other branded periodicals and instructional materials, including Teen Newsweek(TM), published for middle and high school students.

         Lifetime Learning Systems(R) is the recognized leader in developing customized educational programs. Lifetime's programs are customized for sponsors, including corporations, nonprofit associations and government agencies that have the need to cost effectively convey important public relations and marketing messages to targeted audiences.

Information in this press release contains forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.


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Additional links:
www.wrcmedia.com
www.agsnet.com
www.compasslearning.com
www.weeklyreader.com
www.worldalmanac.com
www.worldalmanacforkids.com
www.childu.com
www.garethstevens.com
www.thinkbox.com
www.lls-online.com


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                         WRC Media Inc.
       For the three months ended March 31, 2002 and 2001
                        ($ in thousands)

                                                               Actual           Increase/(Decrease)
                                                        --------------------    -------------------
                                                         3/31/02     3/31/01        $          %
                                                        --------    --------    --------    -------
Net Revenue                                             $ 46,787    $ 49,491    $ (2,704)      (5.5%)

Costs and Expenses:
       Operating costs and expenses                       38,760      41,726      (2,966)      (7.1%)
       Depreciation                                          782         782          --        0.0%
                                                        --------    --------    --------    -------
Operating Income before amortization expense               7,245       6,983         262        3.8%
       Amortization of goodwill and other intangibles      4,827      16,853     (12,026)     (71.4%)

Operating Income/(Loss)                                    2,418      (9,870)     12,288      124.5%

Interest expense                                           7,331       8,645      (1,314)     (15.2%)
Other, net (income)/expense                                  478         204         274      134.3%
Income taxes                                                 139         234         (95)     (40.6%)
                                                        --------    --------    --------    -------

Net Loss                                                $ (5,530)   $(18,953)   $(13,423)     (70.8%)
                                                        ========    ========    ========    =======


EBITDA
       Net Loss                                         $ (5,530)   $(18,953)   $(13,423)     (70.8%)
       Depreciation and amortization of intangibles        5,609      17,635     (12,026)     (68.2%)
       Income taxes                                          139         234         (95)     (40.6%)
       Interest expense                                    7,331       8,645      (1,314)     (15.2%)
                                                        --------    --------    --------    -------
EBITDA                                                     7,549       7,561         (12)      (0.2%)
       Add: ChildU EBITDA loss                               329          --         329         --
       Add: Thinkbox EBITDA loss                             253          --         253         --
                                                        --------    --------    --------    -------
EBITDA  (excluding unrestricted subsidiaries)           $  8,131    $  7,561    $    570        7.5%
                                                        ========    ========    ========    =======

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